CERTIFICATE OF DETERMINATION OF PREFERENCES
                                       OF
                    9.5% CUMULATIVE PREFERRED STOCK, SERIES N
                                       OF
                              PUBLIC STORAGE, INC.
                              --------------------
  [As Filed in the Office of the Secretary of State of the State of California
                               on March 17, 2000]


                  The undersigned, Harvey Lenkin and Sarah Hass, President and Secretary, respectively, of PUBLIC STORAGE, INC., a California corporation, do hereby certify:

                  FIRST: The Restated Articles of Incorporation of the Corporation authorize the issuance of 50,000,000 shares of stock designated "preferred shares," issuable from time to time in one or more series, and authorize the Board of Directors to fix the number of shares constituting any such series, and to determine or alter the dividend rights, dividend rate, conversion rights, voting rights, right and terms of redemption (including, without limitation, sinking fund provisions), the redemption price or prices and the liquidation preference of any wholly unissued series of such preferred shares, and the number of shares constituting any such series.

                  SECOND: The Board of Directors of the Corporation did duly adopt the resolutions attached hereto as Exhibit A and incorporated herein by reference authorizing and providing for the creation of a series of preferred shares to be known as "9.5% Cumulative Preferred Stock, Series "N" consisting of 9,600 shares, none of the shares of such series having been issued.

                  We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

                  IN  WITNESS  WHEREOF,   the  undersigned  have  executed  this
certificate this 17th day of March, 2000.


                                                              /S/ HARVEY LENKIN
                                                              -----------------
                                                              Harvey Lenkin
                                                                President


                                                             /S/ SARAH HASS
                                                             --------------
                                                               Sarah Hass
                                                                Secretary

                                    EXHIBIT A

                      RESOLUTION OF THE BOARD OF DIRECTORS
                             OF PUBLIC STORAGE, INC.


                    ESTABLISHING A SERIES OF 9.5% CUMULATIVE
                            PREFERRED STOCK, SERIES N


                  RESOLVED that pursuant to the authority conferred upon the Board of Directors by Article III of the Restated Articles of Incorporation of this Corporation, there is hereby established a series of the authorized preferred shares of this Corporation having a par value of $.01 per share, which series shall be designated "9.5% Cumulative Preferred Stock, Series N," shall consist of 9,600 shares and shall have the following rights, preferences and privileges:

                  (a)      Dividend Rights.

                  (1) Dividends shall be payable in cash on each share of this Series when, as and if declared by the Board of Directors, out of funds legally available therefor (i) for the period (the "INITIAL DIVIDEND PERIOD") from and including the date of issuance of such share (the "ISSUE DATE") to but excluding the first day of the first calendar quarter occurring after the Issue Date and
(ii) for each quarterly dividend period thereafter (the Initial Dividend Period and each quarterly dividend period being hereinafter individually referred to as a "DIVIDEND PERIOD" and collectively referred to as "DIVIDEND PERIODS"), which quarterly Dividend Periods shall be in four equal amounts and shall commence on January 1, April 1, July 1 and October 1 in each year (each, a "DIVIDEND PERIOD COMMENCEMENT DATE"), commencing on the first day of the first calendar quarter occurring after the Issue Date, and shall end on and include the day next preceding the next Dividend Period Commencement Date, at a rate per annum equal to 9.5% of the $25,000 per share stated value thereof (the "DIVIDEND RATE"). Dividends on each share of this Series shall be cumulative from the Issue Date and shall be payable (i) quarterly, in arrears, on or before the last day of each Dividend Period and (ii) in the event of redemption, on the applicable redemption date; provided, that if any such day shall be a Saturday, Sunday, or a day on which banking institutions in the State of New York or the State of California are authorized or obligated by law to close, or a day which is or is declared a national or a New York or California state holiday (any of the foregoing a "NON-BUSINESS DAY"), then the payment date shall be the next succeeding day which is not a Non-Business Day. Each such dividend shall be paid to the holders of record of shares of this Series as they appear on the stock register of the Corporation on such record date, not more than 45 days nor less than 15 days preceding the payment date thereof, as shall be fixed by the Board of Directors. Dividends on account of arrears for any past Dividend Periods may be declared and paid at any time, without reference to any regular dividend payment date, to holders of record on such date, not more than 45 days nor less than 15 days preceding the payment date thereof, as may be fixed by the Board of Directors. After full cumulative dividends on this Series have been paid or declared and funds therefor irrevocably deposited in trust for immediate payment, including for the then current Dividend Period, the holders of shares of this Series will not be entitled to any further dividends with respect to that Dividend Period.

                  (2) Dividends payable on shares of this Series for any period greater or less than a full Dividend Period, including the Initial Dividend Period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

                  (3) The Corporation shall not declare or pay or set apart for payment any dividends on any series of preferred shares ranking, as to dividends, on a parity with or junior to the shares of this Series as to dividends or upon liquidation unless full cumulative dividends with respect to shares of this Series have been or contemporaneously are declared and paid, or declared and a sum sufficient for payment thereof irrevocably deposited in trust for immediate payment, for all Dividend Periods terminating on or prior to the date of payment of any such dividends on such other series of preferred shares. When dividends are not paid in full upon the shares of this Series and any other series of preferred shares ranking on a parity therewith as to dividends

(including, without limitation, the shares of the Corporation's 10% Cumulative Preferred Stock, Series A (the "SERIES A PREFERRED STOCK"), 9.20% Cumulative
Preferred  Stock,  Series B (the "SERIES B PREFERRED  STOCK"),  9.50% Cumulative
Preferred  Stock,  Series D (the  "SERIES D PREFERRED  STOCK"),  10%  Cumulative
Preferred Stock, Series E (the "SERIES E PREFERRED STOCK"), 9.75% Cumulative Preferred Stock, Series F (the "SERIES F PREFERRED STOCK"), 8-7/8% Cumulative Preferred Stock, Series G (the "SERIES G PREFERRED STOCK"), 8.45% Cumulative Preferred Stock, Series H (the "SERIES H PREFERRED STOCK"), 8-5/8% Cumulative Preferred Stock, Series I (the "SERIES I PREFERRED Stock"), 8% Cumulative Preferred Stock, Series J (the "SERIES J PREFERRED STOCK"), 8 1/4% Cumulative
Preferred Stock, Series K (the "SERIES K PREFERRED STOCK"), 8 1/4% Cumulative Preferred Stock, Series L (the "SERIES L PREFERRED STOCK"), 8.75% Cumulative Preferred Stock, Series M (the "SERIES M PREFERRED STOCK") and Adjustable Rate Cumulative Preferred Stock, Series C (the "ADJUSTABLE RATE PREFERRED STOCK")), all dividends declared upon shares of this Series and any other series of preferred shares ranking on a parity therewith as to dividends shall be declared pro rata so that the amount of dividends declared per share on the shares of this Series and such other series of preferred shares shall in all cases bear to each other that same ratio that the accumulated dividends per share on the shares of this Series and such other series of preferred shares bear to each other. Except as provided in the preceding sentence, unless full cumulative dividends on the shares of this Series have been paid for all past Dividend Periods, no dividends (other than in shares of the Corporation's common stock, par value $.10 per share (together with any other shares of capital stock of the Corporation into which such shares shall be reclassified or changed ("COMMON SHARES"), or another stock ranking junior to the shares of this Series as to dividends and upon liquidation) shall be declared or paid or set aside for payment nor shall any other distribution be made upon the Common Shares or on any other stock of the Corporation ranking junior to or on a parity with the shares of this Series as to dividends or upon liquidation. Unless full cumulative dividends on the shares of this Series have been paid for all past Dividend Periods, no Common Shares or any other stock of the Corporation ranking junior to or on a parity with the shares of this Series as to dividends or upon liquidation shall be redeemed, purchased, or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation or any subsidiary, except by conversion into or exchange for stock of the Corporation ranking junior to the shares of this Series as to dividends and upon liquidation.

                  (b)      Liquidation.

                  In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the holders of shares of this Series are entitled to receive out of the assets of the Corporation available for distribution to shareholders, before any distribution of assets is made to holders of Common Shares or any other class or series of shares ranking junior to the shares of this Series upon liquidation, liquidating distributions in the amount of $25,000 per share plus all accumulated and unpaid dividends (whether or not earned or declared) for the then current and all past Dividend Periods. If, upon any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation the amounts payable with respect to the shares of this Series and any other shares of the Corporation ranking as to any such distribution on a parity with the shares of this Series are not paid in full, the holders of shares of this Series and of such other shares (including, without limitation, the shares of Series A, Series B, Series D, Series E, Series F, Series G, Series H, Series I, Series J, Series K, Series L and Series M Preferred Stock and Adjustable Rate Preferred Stock) will share ratably in any such distribution of assets of the Corporation in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of this Series will not be entitled to any further participation in any distribution of assets by the Corporation.

                  (1) Written notice of any such liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of the shares of this Series at the respective addresses of such holders as the same shall appear on the stock transfer records of the Corporation.

                  (2) For purposes of liquidation rights, a reorganization (as defined in Section 181 of the California Corporations Code) or consolidation or merger of the Corporation with or into any other corporation or corporations or a sale of all or substantially all of the assets of the Corporation shall be deemed not to be a liquidation, dissolution or winding up of the Corporation.

                  (c)      Redemption.

                  (1) Except as provided in clause (9) below, the shares of this Series are not redeemable prior to March 17, 2005. On and after such date, the shares of this Series are redeemable at the option of the Corporation, by resolution of the Board of Directors, in whole or in part, from time to time upon not less than 30 nor more than 60 days' notice, at a cash redemption price of $25,000 per share plus all accumulated and unpaid dividends (whether or not earned or declared) to the date of redemption.

                  (2) If fewer than all the outstanding shares of this Series are to be redeemed, the number of shares to be redeemed will be determined by the Board of Directors, and such shares shall be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held by such holders (with adjustments to avoid redemption of fractional shares).

                  (3) Notwithstanding the foregoing, if any dividends, including any accumulation, on the shares of this Series are in arrears, no shares of this Series shall be redeemed unless all outstanding shares of this Series are simultaneously redeemed, and the Corporation shall not purchase or otherwise acquire, directly or indirectly, any shares of this Series; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of this Series pursuant to a purchase or exchange offer provided such offer is made on the same terms to all holders of shares of this Series.

                  (4) Immediately prior to any redemption of shares of this Series, the Corporation shall pay, in cash, any accumulated and unpaid dividends through the redemption date, unless a redemption date falls after a dividend payment record date and prior to the corresponding dividend payment date, in which case each holder of shares of this Series at the close of business on such dividend payment record date shall be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares before such dividend payment date. Except as expressly provided herein above, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of this Series called for redemption.

                  (5) Notice of redemption shall be given by publication in a newspaper of general circulation in the County of Los Angeles and The City of New York, such publication to be made once a week for two successive weeks, commencing not less than 30 nor more than 60 days prior to the date fixed for redemption thereof. A similar notice will be mailed by the Company by first class mail, postage pre-paid, to each record holder of the shares of this Series to be redeemed, not less than 30 nor more than 60 days prior to such redemption date, to the respective addresses of such holders as the same shall appear on the stock transfer records of the Corporation. Each notice shall state: (i) the redemption date; (ii) the number of shares of this Series to be redeemed; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accumulate on such redemption date. If fewer than all the shares of this Series held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of this Series to be redeemed from such holder.

                  (6) In order to facilitate the redemption of shares of this Series, the Board of Directors may fix a record date for the determination of the shares to be redeemed, such record date to be not less than 30 nor more than 60 days prior to the date fixed for such redemption.

                  (7) Notice having been given as provided above, from and after the date fixed for the redemption of shares of this Series by the Corporation (unless the Corporation shall fail to make available the money necessary to effect such redemption), the holders of shares selected for redemption shall cease to be shareholders with respect to such shares and shall have no interest in or claim against the Corporation by virtue thereof and shall have no voting or other rights with respect to such shares, except the right to receive the moneys payable upon such redemption from the Corporation, less any required tax withholding amount, without interest thereon, upon surrender (and endorsement or assignment of transfer, if required by the Corporation and so stated in the notice) of their certificates, and the shares represented thereby shall no longer be deemed to be outstanding. If fewer than all the shares represented by a certificate are redeemed, a new certificate shall be issued, without cost to the holder thereof, representing the unredeemed shares. The Corporation may, at its option, at any time after a notice of redemption has been given, deposit the redemption price for the shares of this Series designated for redemption and not yet redeemed, plus any accumulated and unpaid dividends thereon to the date fixed for redemption, with the transfer agent or agents for this Series, as a trust fund for the benefit of the holders of the shares of this Series designated for redemption, together with irrevocable instructions and authority to such transfer agent or agents that such funds be delivered upon redemption of such shares and to pay, on and after the date fixed for redemption or prior thereto, the redemption price of the shares to their respective holders upon the surrender of their share certificates. From and after the making of such deposit, the holders of the shares designated for redemption shall cease to be shareholders with respect to such shares and shall have no interest in or claim against the Corporation by virtue thereof and shall have no voting or other rights with respect to such shares, except the right to receive from such trust fund the moneys payable upon such redemption, without interest thereon, upon surrender (and endorsement, if required by the Corporation) of their certificates, and the shares represented thereby shall no longer be deemed to be outstanding. Any balance of such moneys remaining unclaimed at the end of the five-year period commencing on the date fixed for redemption shall be repaid to the Corporation upon its request expressed in a resolution of its Board of Directors.

                  (8) Any shares of this Series that shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued preferred shares, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors.

                  (9) If the Board of Directors of the Corporation shall, at any time and in good faith, be of the opinion that ownership of securities of the Corporation has or may become concentrated to an extent that may prevent the
Corporation from qualifying as a real estate investment trust under the REIT Provisions of the Internal Revenue Code, then the Board of Directors shall have the power, by lot or other means deemed equitable by them to prevent the transfer of and/or to call for redemption a number of shares of this Series sufficient, in the opinion of the Board of Directors, to maintain or bring the direct or indirect ownership thereof into conformity with the requirements of such a real estate investment trust under the REIT Provisions of the Internal Revenue Code. The redemption price to be paid for shares of this Series so called for redemption, on the date fixed for redemption, shall be the average of the highest bid and the lowest asked quotations on the last business day prior to the redemption date as reported by the National Quotation Bureau, Incorporated or a similar organization selected from time to time by the Corporation or if there be no such bid and asked quotations, as determined by the Board of Directors in good faith; provided that if interests in shares of this Series are represented by depositary shares, then the redemption price shall be determined in accordance with the foregoing, but with respect to one depositary share, multiplied by the number of depositary shares that together represent an interest in one share of this Series. From and after the date fixed for redemption by the Board of Directors, the holder of any shares of this Series so called for redemption shall cease to be entitled to any distributions, voting rights and other benefits with respect to such shares of this Series, other than the right to payment of the redemption price determined as aforesaid. "REIT Provisions of the Internal Revenue Code" shall mean Sections 856 through 860 of the Internal Revenue Code of 1986, as amended. In order to exercise the redemption option set forth in this clause (9), with respect to the shares of this Series, the Corporation shall give notice of redemption by publication in a newspaper of general circulation in the County of Los Angeles and The City of New York, such publication to be made once a week for two successive weeks, commencing not less than 30 nor more than 60 days prior to the date fixed for redemption. A similar notice will be mailed by the Corporation by first class mail, postage pre-paid, to each record holder of the shares of this Series to be redeemed, not less than 30 nor more than 60 days prior to such redemption date, to the respective addresses of such holders as the same shall appear on the stock transfer records of the Corporation. Each notice shall state: (i) the redemption date; (ii) the number of shares of this Series to be redeemed; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accumulate on such redemption date. If fewer than all the shares of this Series held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of this Series to be redeemed from such holder.

                  (d) Maintenance of Debt Ratio. Without the affirmative vote or the written consent of the holders of a majority of the shares of this Series, the Corporation will not take any action that would result in a ratio of Debt to Assets (the "Debt Ratio") in excess of 50%.

                  "DEBT" means, as of any date of determination, all liabilities that should, in accordance with GAAP, be reflected as a liability on the consolidated balance sheet of the Corporation as of such date of determination;

PROVIDED, HOWEVER, that "Debt" shall not include liabilities included in the consolidated balance sheet under the headings "accrued and other liabilities" or "minority interest" to the extent that the inclusion of such liabilities under such headings is consistent with the Corporation's past practice.

                  "ASSETS" means, as of any date of determination, all assets that should, in accordance with GAAP, be reflected as an asset on the consolidated balance sheet of the Corporation as of such date of determination.

                  "GAAP" means generally accepted accounting principles as in effect in the United States of America from time to time, consistently applied.

                  (e) Voting Rights. The shares of this Series shall not have any voting powers either general or special, except as required by law, except as set forth in Section (d) hereof and except that:

                  (1) (A) If the Corporation shall fail to pay full cumulative dividends on the shares of this Series or any other of its preferred shares for six quarterly dividend payment periods, whether or not consecutive (a "DIVIDEND DEFAULT"), the holders of all outstanding preferred shares, voting as a single class without regard to series, will be entitled to elect two Directors until full cumulative dividends for all past dividend payment periods on all preferred shares have been paid or declared and funds therefor set apart for payment. Such right to vote separately as a class to elect Directors shall, when vested, be subject, always, to the same provisions for the vesting of such right to elect Directors separately as a class in the case of future Dividend Defaults. At any time when such right to elect Directors separately as a class shall have so vested, the Corporation may, and upon the written request of the holders of record of not less than 20% of the total number of preferred shares of the Corporation then outstanding shall, call a special meeting of stockholders for the election of Directors. In the case of such a written request, such special meeting shall be held within 90 days after the delivery of such request and, in either case, at the place and upon the notice provided by law and in the Bylaws of the Corporation, provided that the Corporation shall not be required to call such a special meeting if such request is received less than 120 days before the date fixed for the next ensuing Annual Meeting of Shareholders of the Corporation and the holders of all classes of outstanding preferred shares are afforded the opportunity to elect such Directors (or fill any vacancy) at such Annual Meeting of Shareholders. Directors elected as aforesaid shall serve until the next Annual Meeting of Shareholders of the Corporation or until their respective successors shall be elected and qualified. If, prior to the end of the term of any Director elected as aforesaid, a vacancy in the office of such Director shall occur during the continuance of a Dividend Default by reason of death, resignation, or disability, such vacancy shall be filled for the unexpired term by the appointment of a new Director for the unexpired term of such former Director, such appointment to be made by the remaining Director elected as aforesaid.

                  (B) In addition to the right to elect Directors set forth in clause (A) above, if, without the affirmative vote or the written consent of the holders of a majority of the shares of this Series, on the last day of two consecutive fiscal quarters of the Corporation, the Debt Ratio exceeds 50% (a "DEBT RATIO DEFAULT"), the holders of all outstanding shares of this Series, voting as a single class, will be entitled to elect two Directors until the Debt Ratio as of the last day of a fiscal quarter of the Corporation is reduced to 50% or less. Such right to vote separately as a class to elect Directors shall, when vested, be subject, always, to the same provisions for the vesting of such right to elect Directors separately as a class in the case of future Debt Ratio Defaults. At any time when such right to elect Directors separately as a class shall have so vested, the Corporation may, and upon the written request of the holders of record of not less than 20% of the total number of shares of this Series then outstanding shall, call a special meeting of stockholders for the election of Directors. In the case of such a written request, such special meeting shall be held within 90 days after the delivery of such request and, in either case, at the place and upon the notice provided by law and in the Bylaws of the Corporation, provided that the corporation shall not be required to call such a special meeting if such request is received less than 120 days before the date fixed for the next ensuing Annual Meeting of Shareholders of the Corporation and the holders of shares of this Series are afforded the opportunity to elect such Directors (or fill any vacancy) at such Annual Meeting of Shareholders. Directors elected as aforesaid shall serve until the next Annual Meeting of Shareholders of the Corporation or until their respective successors shall be elected and qualified. If, prior to the end of the term of any Director elected as aforesaid, a vacancy in the office of such Director shall occur during the continuance of a Debt Ratio Default by reason of death, resignation, or disability, such vacancy shall be filled for the unexpired term by the appointment of a new Director for the unexpired term of such former Director, such appointment to be made by the remaining Director elected as aforesaid.

                  (2) The affirmative vote or consent of the holders of at least 662/3% of the outstanding shares of this Series, voting separately as a class, will be required for any amendment to the Articles of Incorporation of the Corporation that will adversely alter or change the powers, preferences, privileges or rights of the shares of this Series, except as set forth below. The affirmative vote or consent of the holders of (i) at least 50% of the outstanding shares of this Series, voting separately as a class, and (ii) at least 662/3% of the outstanding shares of this Series and any other series of preferred shares ranking on a parity with this Series as to dividends and upon liquidation (including, without limitation, the shares of Series A, Series B, Series D, Series E, Series F, Series G, Series H, Series I, Series J, Series K, Series L and Series M Preferred Stock and Adjustable Rate Preferred Stock), voting as a single class without regard to series, will be required to issue, authorize or increase the authorized amount of any class or series of shares ranking prior to this Series as to dividends or upon liquidation or to issue or authorize any obligation or security convertible into or evidencing a right to purchase any such security, but the Articles of Incorporation may be amended to increase the number of authorized preferred shares ranking on a parity with or junior to this Series or to create another class of preferred shares ranking on a parity with or junior to this Series without the vote of the holders of outstanding shares of this Series.

                  (3) The affirmative vote or consent of the holders of a majority of the outstanding shares of this Series, voting separately as a class, will be required for any amendment or repeal of the following provisions of the Bylaws of the Corporation, which would be adverse to the interests of the holders of shares of this Series, and for any other changes to the Bylaws of the Corporation that affect these provisions in a manner which would be adverse to the interests of the holders of shares of this Series: Article IV, Section 2 (relating to the Corporation's permissible Asset Coverage), Article VIII,
Section 2(g) and (h) (relating to the Corporation's investment policy) and each of the defined terms used in any of the foregoing provisions.

                  (4) Except to the extent required pursuant to clause (3) above, nothing herein shall be taken to require a class vote or consent in connection with the authorization, designation, increase or issuance of any shares of any class or series (including additional preferred shares of any series) that rank junior to or on a parity with this Series as to dividends and liquidation rights or in connection with the authorization, designation, increase or issuance of any bonds, mortgages, debentures or other debt obligations of the Corporation.

                  (5) The right to elect Directors set forth in clause (1)(B) above is not intended to be the exclusive remedy of holders of the shares of this Series in the event of a Debt Ratio Default.

                  (f) Conversion. The shares of this Series are not convertible into shares of any other class or series of the capital stock of the Corporation.